UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CORNERSTONE BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CORNERSTONE BANCSHARES, INC.
5319 Highway 153
Chattanooga, Tennessee 37343

NOTICE OF MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 19, 2007

Notice is hereby given that the Annual Meeting of Shareholders (the “Shareholders Meeting”) of Cornerstone Bancshares, Inc., a Tennessee corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “Company”), will be held at the Ooltewah branch of the Company located at 8966 Old Lee Highway, Ooltewah, Tennessee, on April 19, 2007, beginning at 6:00 p.m. local time, for the following purposes:

1.

Elect Directors. To elect twelve (12) individuals to the Board of Directors;

2.

Ratification of Appointment of Independent Auditors. To ratify the appointment of Hazlett, Lewis & Bieter, PLLC as independent auditors of the Company for the fiscal year ending December 31, 2007; and

3.

Other Business. To transact such other or further business as may properly come before the Shareholders Meeting or any adjournment or postponement thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

Only shareholders of record at the close of business on February 28, 2007 are entitled to notice of, and to vote at, the Shareholders Meeting or any adjournment(s) thereof.

All shareholders, whether or not they expect to attend the Shareholders Meeting in person, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope. The proxy may be revoked by the person executing the proxy at any time before it is exercised by filing with the President of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Shareholders Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Gregory B. Jones
Chattanooga, Tennessee	Gregory B. Jones
March 16, 2007	Chairman of the Board of Directors and Chief Executive Officer

YOU ARE ENCOURAGED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU, AT YOUR EARLIEST CONVENIENCE, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS OF
CORNERSTONE BANCSHARES, INC.
TO BE HELD ON APRIL 19, 2007

SOLICITATION OF PROXIES

This Proxy Statement is being furnished to the shareholders (the “Shareholders”) of Cornerstone Bancshares, Inc., a Tennessee corporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) from holders of the outstanding shares of the common stock, $1.00 par value per share, of the Company (the “Common Stock”) for use at the annual meeting of the Shareholders to be held at the Company’s Ooltewah branch located at 8966 Old Lee Highway, Ooltewah, Tennessee, on Thursday, April 19, 2007, beginning at 6:00p.m. local time, and at any adjournment or postponement thereof (the “Shareholders Meeting”).

The Board has fixed the close of business on February 28, 2007 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Shareholders Meeting. Each share of the Common Stock entitles the holder thereof to one vote. As of February 28, 2007 there were issued and outstanding 6,511,848 shares of Common Stock.

Proxies for the Shareholders Meeting are hereby being solicited on behalf of the Company. In connection with the solicitation of proxies, the Board has designated Mr. Gregory B. Jones or Doyce G. Payne, M.D. as their proxies. Shares represented by all properly executed proxy cards received in time for the meeting (the “Proxy Shares”) will be voted at the Shareholders Meeting in accordance with the directions on such proxies. If no directions are specified, the Proxy Shares will be voted (a) “FOR” the election of the twelve (12) persons specified as nominees for directors of the Company; (b) “FOR” the ratification of the Audit Committee’s appointment of Hazlett, Lewis & Bieter, PLLC as independent auditors; and (c) in the best judgment of the person named in the enclosed proxy in connection with the transaction of such other business as may properly come before the Shareholders Meeting. The Board knows of no other business that will be presented for consideration at the Shareholders Meeting other than the matters described in this Proxy Statement. Should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the Proxy Shares will be voted for the election, in his or her stead, of such other person as the Board may recommend.

The proxy is revocable by you by providing written notice to the President of the Company at any time prior to the exercise of the authority granted thereby or by attending the meeting and electing to vote in person.

This Proxy Statement is dated March 16, 2007 and it and the accompanying notice and form of proxy are first being mailed to the Shareholders on or about March 16, 2007. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation will be paid by the Company.

The presence in person or by proxy of the holders of a majority of the shares of the Common Stock will constitute a quorum for the transaction of business at the Shareholders Meeting. Votes cast by proxy or in person at the Shareholders Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat Proxy Shares that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but are not counted as for or against any proposal. In those instances where shares are held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker nonvotes”), those shares will be counted as present for quorum purposes. Broker nonvotes will not be counted as votes for or against any proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Set forth below is information, as of February 28, 2007, with respect to beneficial ownership by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director and nominee of the Company, (c) each executive officer named in the compensation tables below and the Company’s chief executive officer and (d) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the Company’s knowledge, all persons listed below have the sole voting and investment power with respect to their shares of Common Stock (except to the extent that authority is shared by spouses under applicable law) and all shares of Common Stock are held directly.

Directors and Nominees

Name and Address of Beneficial Owner	Description	Amount and Nature of Beneficial Ownership		Percent of Outstanding Common Stock(1)

B. Kenneth Driver 5319 Highway 153 Chattanooga, Tennessee 37343	Director	112,344	(2)(7)	1.61%
Karl Fillauer 5319 Highway 153 Chattanooga, Tennessee 37343	Director	147,760	(2)(8)	2.12%
Nathaniel F. Hughes 5319 Highway 153 Chattanooga, Tennessee 37343	President, Chief Financial Officer and Director	220,400	(4)(9)	3.17%
Gregory B. Jones 5319 Highway 153 Chattanooga, Tennessee 37343	Chairman of the Board, Chief Executive Officer and Director	216,680	(5)(10)	3.11%
Jerry D. Lee 5319 Highway 153 Chattanooga, Tennessee 37343	Executive Vice President Senior Loan Officer and Director	219,600	(6)(11)	3.15%
Lawrence D. Levine 5319 Highway 153 Chattanooga, Tennessee 37343	Director	50,310	(2)(12)	0.72%
Frank S. McDonald 5319 Highway 153 Chattanooga, Tennessee 37343	Director	10,000	(3)	0.14%
Doyce G. Payne, M.D. 5319 Highway 153 Chattanooga, Tennessee 37343	Director	170,360	(2)(13)	2.45%
G. Turner Smith 5319 Highway 153 Chattanooga, Tennessee 37343	Director	85,000	(2)	1.22%
Wesley M. Welborn 5319 Highway 153 Chattanooga, Tennessee 37343	Director	17,000	(3)	0.24%
Billy O. Wiggins 5319 Highway 153 Chattanooga, Tennessee 37343	Director	155,270	(2)(14)	2.23%

Name and Address of Beneficial Owner	Description	Amount and Nature of Beneficial Ownership		Percent of Outstanding Common Stock(1)

Marsha Yessick 5319 Highway 153 Chattanooga, Tennessee 37343	Director	115,600	(2)(15)	1.66%
Robert B. Watson 5319 Highway 153 Chattanooga, Tennessee 37343	Senior Vice President	17,800	(16)	0.25%
Daniel W. Nichols 5319 Highway 153 Chattanooga, Tennessee 37343	Senior Vice President	16,200	(17)	0.23%
All directors and executive officers as a group (14) persons		1,554,324		22.35%

Notes

(1)

Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 6,511,848 shares issued and outstanding on February 28, 2007. Options to purchase 440,480 shares are exercisable or become exercisable within 60 days of February 28, 2007. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by each person to whom a portion of such options relate, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

(2)

Includes 5,000 shares issuable within 60 days of February 28, 2007 upon exercise of options issued pursuant to the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan.

(3)

Includes 2,000 shares issuable within 60 days of February 28, 2007 upon exercise of options issued pursuant to the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan.

(4)

Includes 127,400 shares issuable within 60 days of February 28, 2007 upon exercise of options issued pursuant to the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan and the Cornerstone 2002 Long Term Incentive Plan.

(5)

Includes 116,680 shares issuable within 60 days of February 28, 2007 upon exercise of options issued pursuant to the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan and the Cornerstone 2002 Long Term Incentive Plan.

(6)

Includes 126,200 shares issuable within 60 days of February 28, 2007 upon exercise of options issued pursuant to the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan and the Cornerstone 2002 Long Term Incentive Plan.

(7)

Includes 107,344 shares held jointly with Mr. Driver’s spouse, as to which Mr. Driver disclaims beneficial ownership.

(8)

Includes 102,760 shares held jointly with Mr. Fillauer’s spouse, as to which Mr. Fillauer disclaims beneficial ownership.

(9)

Includes 3,000 shares held as custodian for Mr. Hughes’ children, as to which Mr. Hughes disclaims beneficial ownership.

(10)

Includes 29,000 shares held jointly with Mr. Jones’ spouse, and 5,600 shares held in an IRA account by Mr. Jones’ spouse, as to which Mr. Jones disclaims beneficial ownership.

(11)

Includes 38,000 shares held in an IRA account by Mr. Lee’s spouse and 2,400 shares held as custodian for a child, as to which Mr. Lee disclaims beneficial ownership.

(12)

Includes 800 shares held by Mr. Levine’s spouse and 39,110 shares held in a Charitable Remainder Trust as to which Mr. Levine disclaims beneficial ownership.

(13)

Includes 53,360 shares held jointly with Dr. Payne’s spouse and 12,000 shares held individually by Mr. Payne’s spouse, as to which Dr. Payne disclaims beneficial ownership.

(14)

Includes 12,000 shares held as custodian for a child, as to which Mr. Wiggins disclaims beneficial ownership.

(15)

Includes 50,000 shares held by Ms. Yessick’s spouse as to which Ms. Yessick disclaims beneficial ownership.

(16)

Includes 15,800 shares issuable within 60 days of February 28, 2007 upon exercise of options issued pursuant to the Cornerstone 2002 Long Term Incentive Plan.

(17)

Includes 15,400 shares issuable within 60 days of February 28, 2007 upon exercise of options issued pursuant to the Cornerstone 2002 Long Term Incentive Plan.

Voting Securities and Principal Shareholders

The Company is not aware of any “person” (as defined by the Securities Exchange Commission) who is the “beneficial owner” of more than 5% of the outstanding shares of the Company’s common stock, as of February 28, 2007.

PROPOSALS

I. ELECTION OF DIRECTORS

Pursuant to the Company’s bylaws, the Board has set the number of directors of the Company to be between nine and fifteen. The Board has named B. Kenneth Driver, Karl Fillauer, Nathaniel F. Hughes, Gregory B. Jones, Jerry D. Lee, Lawrence D. Levine, Frank S. McDonald, Doyce G. Payne, M.D., G. Turner Smith, Wesley M. Welborn, Billy O. Wiggins and Marsha Yessick to stand for election as directors at the Shareholder’s Meeting. Should any one or more of these nominees become unable to serve for any reason, or choose not to serve, the Board may designate a substitute nominee or nominees (in which event the persons named in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located or by resolution provide for a lesser number of directors.

Each director elected at the Shareholders Meeting will serve until the next Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. Directors will be elected by a plurality of the votes cast.

NOMINEES

Set forth below with respect to the directors and nominees for director of the Company is information regarding their business experience during the past five years and other information. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE NOMINEES AS DIRECTORS OF THE COMPANY.

Name	Age	Principal Occupation

B. Kenneth Driver	71	President and Chief Operating Officer of Fillauer Companies, Inc., a Chattanooga based prosthetic manufacturer. He has been a director of the Company since 1997 and of the Bank since 1996.
Karl Fillauer	59	Chairman of Fillauer Companies, Inc., a Chattanooga based prosthetic manufacturer. He has been a director of the Company since 1997 and of the Bank since 1996.
Nathaniel F. Hughes	48

President and Chief Financial Officer of the Company and President and Chief Operating Officer the Bank since June 2004. Mr. Hughes was President and Chief Financial Officer of the Bank and the Company from April 2003 to June 2004. Mr. Hughes was Executive Vice President and Chief Financial Officer from February 1999 to April 2003. Mr. Hughes has been a director of the Bank and the Company since April 2003. Mr. Hughes was Vice President and Investment Officer with Pioneer Bank from 1998 to February 1999.

Name	Age	Principal Occupation

Gregory B. Jones	54

Chairman of the Board and Chief Executive Officer since April 2003. President and Chief Executive Officer of the Company and the Bank from January 1999 to April 2003. He has been a director of the Company and the Bank since 1999. Mr. Jones was Executive Vice President and Chief Financial Officer with Pioneer Bancshares, Inc. from 1998 to January 1999.

Jerry D. Lee	45

Executive Vice President and Senior Loan Officer of the Bank since April 1999. Mr. Lee has been a director of the Bank and the Company since April 2003. Mr. Lee was Vice President with Northwest Georgia Bank from 1998 to April 1999.

Lawrence D. Levine	77

Retired insurance executive since 2002. Prior to 2002 he was President of Financial Management Corp., a Chattanooga based insurance and financial management company. He has been a director of the Company since 1997 and of the Bank since 1996.

Frank S. McDonald	55	President of Frank McDonald Architects, PLLC, a locally based architectural firm. He has been a director of the Company and Bank since September 2005.
Doyce G. Payne, M.D.	56	Retired physician of obstetrics and gynecology in the Chattanooga area. He has been a director of the Company since 1997 and of the Bank since 1996.
G. Turner Smith	66	Director of Southeast Energy Services, Inc., a Chattanooga based consulting company to the construction industry. He has been a director of the Company since 1997 and of the Bank since 1996.
Wesley M. Welborn	48	President of Welborn & Associates, Inc., a locally based consulting firm specializing in transportation logistics. He has been a director of the Company and Bank since September 2005.
Billy O. Wiggins	64	President of Checks, Inc., a Chattanooga based specialty check printing company. He has been a director of the Company since 1997 and of the Bank since 1996.
Marsha Yessick	59

Owner of Yessick’s Design Center, a Chattanooga based interior design company, and owner of Yessica’s a local manufacturer of various interior design products. She has been a director of the Company since 1997 and of the Bank since 1996.

II. RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF INDEPENDENT ACCOUNTANTS

The Company’s Audit Committee has appointed Hazlett, Lewis & Bieter, PLLC (“HLB”), independent certified public auditors for the Company and its subsidiaries for the year ending December 31, 2007. HLB has served as independent auditor for the Company since 1997 and the Bank since 1996. HLB has advised the Company that neither HLB nor any of its partners have any direct or material interest in the Company and its subsidiaries except as auditors and independent certified public accountants of the Company and its subsidiaries.

A representative of HLB will be present at the Shareholders Meeting and will be given the opportunity to make a statement on behalf of HLB if he or she so desires. The HLB representative is also expected to respond to appropriate questions from the shareholders.

The affirmative vote of the holders of a majority of the shares present in person or proxy at the Shareholder’s Meeting, at which a quorum is present, is required to ratify the appointment of HLB as independent auditors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF HAZLETT, LEWIS & BIETER, PLLC AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

COMPENSATION DISCUSSION AND ANALYSIS

The Human Resource Committee of the Board also serves as the Compensation Committee (the “Committee”). Decisions made by the Committee are reported to and reviewed by the Board. The Committee is composed entirely of independent directors. Currently the Committee has a written charter, and consists of four independent directors chosen annually by the Board. The Committee membership of independent directors is Mr. Fillauer, Mr. Levine, Mr. Smith and Ms. Yessick, who is Committee Chairperson.

Compensation of the Company’s executive officers is competitive with compensation offered by other financial companies generally similar to the Company in size, performance and lines of business. In determining what types and levels of compensation to offer, the Company reviews publicly available data.

The Elements of Executive Officer Compensation

Compensation for each of the Company’s executive officers consists generally of four elements: (1) base salary, (2) annual cash incentives, (3) stock plan awards, and; (4) retirement and other fringe benefits. Compensation is intended to be competitive and above the median range of compensation for comparable companies. A portion of each executive’s compensation consists of equity awards designed to align the interests of executive officers with the interests of the Company’s shareholders.

For 2006, each executive officer’s compensation consisted of base salary, the opportunity to earn a cash incentive award, the opportunity to earn an incentive stock option award, Company contributions for qualified retirement plans and other fringe benefits. The Committee determined the range of potential cash and equity incentive awards that could be earned, the performance criteria for determining the amount earned by each executive officer and the form in which awards would be paid.

Base Salary

In establishing executive officer base salaries and increases, the Committee considers individual annual performance and the relationship of total compensation to the defined salary market. Information regarding salaries paid by other financial institutions is obtained and is used in the decision process to ensure competitiveness with the Company’s peers and competitors.

The Company’s philosophy is to provide base pay competitive with other financial companies of similar size located in the southeast and the competitive market for executive talent.

Cash Incentive Awards

All cash incentive awards are designed to optimize the operating performance of the Company and the business units operating within the Company. Every employee in the Company is eligible to earn a cash incentive award. Performance benchmarks are established at the beginning of the year through the financial budgeting process. If the Company’s financial performance exceeds these benchmarks, then a cash incentive pool is created. If the Company fails to exceed the benchmarks, then no funds will be allocated to the cash incentive pool and no distributions will be made. Individual cash incentive awards are determined on personal performance evaluations, operating unit financial performance and overall Company financial performance. The opportunity to earn a cash payment ranges from 0% to 100% of each participant’s base salary. The financial performance measures used to determine the baseline and the cash incentive pool size for the Company are “Earnings per Average Share” and “Return on Average Equity.” Excess earnings above the baseline become eligible for the cash incentive pool. The 2006 baseline financial performance benchmarks, after the cash incentive awards, were $0.80 earnings per average share and 12% return on average equity. The Committee, with Board approval, will determine the amount available for the Company’s cash incentive pool, and will determine the amount each executive officer receives from the available cash incentive pool. Management will recommend, with Committee and Board approval, the payment amounts for all other Company and subsidiary companies employees’ cash incentive awards.

For the Chief Executive Officer and all executive officers whose responsibilities are primarily related to corporate-level administration, the cash incentive award component provides each participant the opportunity to earn a cash payment ranging from 0% to 100% of each participant’s base salary. Although other possible benchmark measures are considered, the Committee believes “Earnings per Average Share” and “Return on Average Equity” are the primary measurements most closely related to shareholder interests, and therefore most relevant to deserving a cash incentive award.

Long-Term Equity-Based Stock Awards

The Company and its shareholders have previously approved the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan, and 220,000 shares, adjusted for the December 2006 stock split of Company stock, have been reserved for issuance under this plan as employee incentive stock options. In addition the shareholders approved the 2002 Long Term Incentive Plan, and 1,200,000 shares of Company stock, adjusted for the December 2006 stock split, have been reserved for issuance under this plan as statutory stock options, non-statutory stock options, restricted stock, stock appreciation rights and performance awards. Under the 2002 Long Term Incentive Plan, restricted stock, stock appreciation rights and stock awards have never been granted. The Committee establishes, at the beginning of the fiscal year, the financial benchmarks to be used in determining the amount of executive officer incentive stock options that will be issued to each executive officer the following calendar year. Based on the market value of each option, the range of total market value of stock options issued to each executive officer will be from 0% to 100% of base pay. All Company and subsidiary company officers are eligible to receive incentive stock options of the Company. The 2006 baseline financial performance benchmarks, after the cash incentive awards, were $0.64 earnings per average share and 10% return on average equity. If the Company exceeds the financial benchmarks, as established, the designated officers could receive an incentive stock option award, but the total market value of all employee incentive stock option awards will not exceed 20% of the fiscal year’s net income. Individual incentive stock option awards are determined on personal performance evaluations, operating unit financial performance and overall Company financial performance. In February 2007 the Committee recommended and the Board approved the issuance of incentive stock options, based on 2006 financial performance, to grant 51,000 shares of Company Stock at an exercise price of $15.24 per share, the closing stock price on March 1, 2007, to Company and subsidiary company officers. These incentive stock options have a grant date of March 1, 2007 and an expiration date of March 1, 2017. All employee incentive stock options vest 30% after the second anniversary date, 60% after the third anniversary date and 100% after the fourth anniversary date. The Committee does not support the timing of granting stock options with the release of material non-public information. Instead the Committee has chosen March 1st of each year as the grant date of stock options to eliminate any suspicion of timing the stock option grant date. The Committee has never, and has no plans to ever, time the stock option grant dates to the release of material non-public information for the purpose of affecting the value of executive compensation. The Company has recognized the compensation expense related to the shares subject to the awards.

Retirement Plans and Other Benefits

The Company’s compensation for its executive officers also includes the opportunity to participate in two separate retirement qualified retirement plans. These plans are also available to all Company and subsidiary company employees. The Company does not provide for any non-qualified or defined benefit retirement benefit plans for its executive officers or employees. The Company’s 401-(k) plan provides a maximum employer match of 100% of an employees’ contribution up to 6% of the employees’ compensation. This benefit is provided to all Company and affiliated company subsidiary employees. In 2006 the Company provided a 100% match of each employee’s contribution to their 401-(k) plan, with a maximum of 6% of the employee’s base pay. The second plan is a Company only contribution into an “Employee Stock Ownership Plan.” This Company only contribution is limited to an annual maximum contribution of 9% of the employee’s base pay including the non-equity incentive cash award, if any. The Committee, based on the expected financial performance of the Company, will recommend to the Board in December of each fiscal year the amount, and or percentages, the Company will pay for all employee matches for both qualified retirement plans.

Compensation Committee Report for 2006

In setting compensation of the executive officers for 2006, the Committee used publicly available data concerning competitive compensation levels and current compensation trends. The Committee also received recommendations from management concerning levels of compensation and types and structures of compensation for all other officers and employees of the Company and the subsidiary companies of the Company.

As a result of the Committee’s research, it was determined the level of direct cash compensation offered to the Company’s executive officers was within the target range, as established by the Committee, for the Company’s competitors. The cash incentive awards were within median of the Company’s competitors, and the incentive stock option awards were also within median of the Company’s peer group.  The Company’s qualified retirement contributions were higher than median because of the higher than normal earnings for the Company for the 2006 fiscal year.

The tax treatment for the Company, or the affected employee, was not a factor in the compensation decision made by the Committee. IRS treatment of either Company or employee compensation has never played a significant factor in determining executive compensation.

In summary the Company’s overall executive compensation program is designed to reward managers for individual, Company and share-value performance. The executive compensation program incorporates a shareholder point of view in several different ways and contains significant protections for shareholders. The Committee monitors the various program guidelines and may adjust these as it deems appropriate. The Committee believes that the compensation of the Company’s officers and employees, including the executive officers, is reasonable and competitive with compensation paid by other financial institutions of similar size. The Committee has reviewed and discussed this “Compensation Discussion and Analysis” report with management, and based on the review and discussion with management, recommends to the Board that this “Compensation Discussion and Analysis” be included in the Company’s annual report on Form 10-K and proxy statement. The Company’s total personnel expense, as a percentage of average assets, was 1.75% on December 31, 2006.

This concludes the report of the Human Resource Committee/ Compensation Committee.

Lawrence D. Levine	G. Turner Smith	Marsha Yessick	Karl Fillauer

EXECUTIVE COMPENSATION INFORMATION

Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to its chief executive officer, chief financial officer and other executive officers, including the three other most highly compensated executive officers who receive more than $100,000 in annual compensation (the “Executive Officers”). The disclosure requirements for the Executive Officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals. The table below sets forth certain elements of compensation for the named executive officers of the Company and the Bank for the periods indicated.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- equity Incentive Plan Compen- sation ($)(1)	Change in Pension Value in Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Gregory B. Jones	2006	$210,000	0	0	$24,300	$60,000	0	$29,949	$324,249
Chairman & CEO	2005	190,000	0	0	26,650	50,000	0	18,300	284,950
Company & Bank	2004	175,000	0	0	25,920	40,000	0	12,000	252,920
Nathaniel F. Hughes	2006	$150,000	0	0	$21,060	$43,000	0	$24,088	$238,148
President & CFO	2005	133,500	0	0	26,650	35,000	0	12,551	207,701
Company; President	2004	125,000	0	0	25,920	25,000	0	7,500	183,420
& COO Bank
Jerry D. Lee	2006	$145,000	0	0	$21,060	$43,000	0	$23,470	$232,530
Ex. Vice President	2005	133,500	0	0	26,650	35,000	0	13,773	208,923
Sr. Loan Officer Bank	2004	125,000	0	0	20,160	30,000	0	8,590	183,750
Robert B. Watson	2006	$130,000	0	0	$16,200	$45,000	0	$20,403	$211,603
Sr. Vice President Bank	2005	102,800	0	0	16,400	38,000	0	10,666	167,866
	2004	91,800	0	0	8,640	35,000	0	6,336	141,776
Daniel W. Nichols	2006	$97,050	0	0	$6,480	$20,000	0	$15,036	$138,566
Sr. Vice President Bank	2005	93,300	0	0	8,200	20,000	0	9,331	130,831
	2004	83,300	0	0	5,760	20,000	0	4,927	113,987

——————

(1)

Current SEC rules require cash payments contingent on achievement of performance measured over any period (including, as in the case of the reported incentives, a period equal to the Company’s fiscal year) shall be treated as non-equity incentive plan compensation, rather than as bonus. For 2004-2006, the amount of the cash incentive award was contingent on achievement of certain levels of Company performance as set by the Board. Accordingly, all amounts earned in cash under the Company’s incentive plans for 2004-2006 are reported in “Column (g).” Cash incentives earned are based on results for each year presented, but paid in the following year. All awards were paid pursuant to the Company’s incentive plans in effect for the years presented.

(2)

The Company maintains a “1996 Cornerstone Statutory and Non-statutory Stock Option Plan” which was approved by the shareholders in 1996 and a “2002 Long Term Incentive Plan” which was approved by the shareholders in 2002. There were no shares of restricted stock held by any executive officers on December 31, 2006.

(3)

The value of the option awards shown is the grant date fair value of such options determined in accordance with FAS 123R. For a description of the valuation model used and the assumptions applied, please refer to footnote 15 in the Company’s financial statements filed with the Company’s “Annual Report on Form-10-K” for the fiscal year ended December 31, 2006. Options acquired pursuant to option grants must generally be held at least two years before partial vesting is possible. The Company has not granted any SAR’s, and stock option grants have been adjusted for the 2 for 1 stock splits effective September 2004 and December 2006.

(4)

The following “Table of All Other Compensation” is a summary and quantification of all amounts included in “Column (i).”

ALL OTHER COMPENSATION

		Registrant Contributions to Qualified 401-(k) Contribution Plans	Registrant Contributions to Qualified ESOP Contribution Plans	Total Perquisites and Other Benefits
Name	Year	($)	($)	($)
(a)	(b)	(c)	(d)	(e)

Gregory B. Jones	2006	$12,800	$17,149	$29,949
	2005	12,000	6,300	18,300
	2004	12,000	0	12,000

Nathaniel F. Hughes	2006	$10,477	$13,611	$24,088
	2005	8,010	4,541	12,551
	2004	7,500	0	7,500

Jerry D. Lee	2006	$10,208	$13,262	$23,470
	2005	9,182	4,591	13,773
	2004	8,590	0	8,590

Robert B. Watson	2006	$8,874	$11,529	$20,403
	2005	7,466	3,200	10,666
	2004	6,336	0	6,336

Daniel W. Nichols	2006	$6,540	$8,496	$15,036
	2005	5,598	3,733	9,331
	2004	4,927	0	4,927

The following table presents information concerning all grants from the stock equity award plans to the named executive officers for 2006. All awards are granted in the year following the fiscal year-end of the Company. Therefore the equity stock awards presented in this table are based on 2006 financial performance, but are granted to the named executive officers in 2007. The Company did not issue to any employee or director any SAR’s, restricted stock or performance stock awards for 2006.

GRANTS OF PLAN BASED AWARDS

	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option
		Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Date	(#)	(#)	(#)	(#)	(#)	(#)	(#)	(#)	($)
(a)	(b)	I	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Gregory B. Jones	3/01/07	N/A	N/A	N/A	N/A	7,500	N/A	0	0	$15.24

Nathaniel F. Hughes	3/01/07	N/A	N/A	N/A	N/A	6,500	N/A	0	0	$15.24

Jerry D. Lee	3/01/07	N/A	N/A	N/A	N/A	6,500	N/A	0	0	$15.24

Robert B. Watson	3/01/07	N/A	N/A	N/A	N/A	5,000	N/A	0	0	$15.24

Daniel W. Nichols	3/01/07	N/A	N/A	N/A	N/A	2,000	N/A	0	0	$15.24

——————

(1)

All cash incentive awards earned for 2006 by the named executive officers are disclosed in “Column (g)” of the “Summary Compensation Table” and, therefore, such amounts are not reported in this table. All such amounts were paid in 2007, based on financial results for 2006.

The following table sets forth information concerning outstanding equity based awards for each of the named executive officers at fiscal year-end 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards(1)					Stock Awards(2)
	Number of Securities Underlying Unexercised Options(3)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock Held That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market of Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Unexercisable
Name	(#)	(#)	(#)	($)	Exercise Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Gregory B. Jones	4,000	0	0	$3.250	3/01/2010	0	0	0	0
	20,400	0	0	3.250	3/01/2011	0	0	0	0
	32,000	0	0	3.625	5/01/2012	0	0	0	0
	20,400	13,600	0	3.625	3/01/2013	0	0	0	0
	10,440	24,360	0	5.438	3/01/2014	0	0	0	0
	0	18,000	0	9.225	3/01/2015	0	0	0	0
	0	13,000	0	13.250	3/01/2016	0	0	0	0
Nathaniel F. Hughes	22,000		0	$3.750	3/01/2009	0	0	0	0
	22,000		0	3.250	3/01/2010	0	0	0	0
	20,400		0	3.250	3/01/2011	0	0	0	0
	20,000		0	3.625	5/01/2012	0	0	0	0
	15,400	6,600	0	3.625	3/01/2013	0	0	0	0
	10,400	15,600	0	5.438	3/01/2014	0	0	0	0
	0	18,000	0	9.225	3/01/2015	0	0	0	0
	0	13,000	0	13.250	3/01/2016	0	0	0	0
Jerry D. Lee	22,000		0	$3.750	3/01/2009	0	0	0	0
	22,000		0	3.250	3/01/2010	0	0	0	0
	20,400		0	3.250	3/01/2011	0	0	0	0
	20,000		0	3.625	5/01/2012	0	0	0	0
	15,400	6,600	0	3.625	3/01/2013	0	0	0	0
	10,400	15,600	0	5.438	3/01/2014	0	0	0	0
	0	14,000	0	9.225	3/01/2015	0	0	0	0
	0	13,000	0	13.250	3/01/2016	0	0	0	0
Robert B. Watson	5,600	2,400	0	$3.625	3/01/2013	0	0	0	0
	4,000	6,000	0	5.438	3/01/2014	0	0	0	0
	0	6,000	0	9.225	3/01/2015	0	0	0	0
	0	8,000	0	13.250	3/01/2016	0	0	0	0
Daniel W. Nichols	2,000		0	$3.250	3/01/2010	0	0	0	0
	2,000		0	3.250	3/01/2011	0	0	0	0
	3,200		0	3.625	5/01/2012	0	0	0	0
	2,800	1,200	0	3.625	3/01/2013	0	0	0	0
	2,000	3,000	0	5.438	3/01/2014	0	0	0	0
	0	4,000	0	9.225	3/01/2015	0	0	0	0
	0	4,000	0	13.250	3/01/2016	0	0	0	0

——————

(1)

The Company maintains a “1996 Cornerstone Statutory and Non-statutory Stock Option Plan” which was approved by the shareholders in 1996 and a “2002 Long Term Incentive Plan” which was approved by the shareholders in 2002. All unexercised stock options have been adjusted for the 2 for 1 stock splits of September 2004 and December 2006.

(2)

The Company has never issued any stock awards in the form of SAR’s, restricted stock or stock performance awards.

(3)

All employee stock options vest 30% after the second anniversary date, 60% after the third anniversary date and 100% after the fourth anniversary date.

The following table sets forth information as to all stock option exercises and restricted stock vested for the named executive officers for the fiscal year ending December 31, 2006.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Gregory B. Jones	40,000	$376,336	0	$0

Jerry D. Lee	0	0	0	0

Nathaniel F. Hughes	0	0	0	0

Robert B. Watson	0	0	0	0

Daniel W. Nichols	0	0	0	0

——————

(1)

The Company has never issued any stock awards in the form of SAR’s, restricted stock or stock performance awards.

The following table sets forth information with respect to the compensation of the Company’s Board of Directors. The Company has three employee directors listed in the following table: Mr. Jones, Mr. Hughes and Mr. Lee. The three employee directors do not receive committee attendance fees or participate in any independent director benefit, other than to receive regular Board meeting fees. The independent directors of the Company are eligible to earn a cash incentive award. Performance benchmarks are established at the beginning of the year through the financial budgeting process. If the Company’s financial performance exceeds these benchmarks, then a cash incentive pool is created. If the Company fails to exceed the benchmarks, then no funds will be allocated to the cash incentive pool and no distributions will be made. Independent director cash incentive awards are determined based on the Company’s overall financial performance. The opportunity to earn a cash payment ranges from 0% to 100% of the average independent director compensation received in Board and committee fees. The financial performance measures used to determine the baseline and the cash incentive pool size for the Company are “Earnings per Average Share” and “Return on Average Equity”. The excess earnings above the baseline become eligible for the cash incentive pool. The 2006 baseline financial performance benchmarks, after the employee and independent director cash incentive awards, were $0.80 earnings per average share and 12% return on average equity. The Committee, with Board approval, will determine the amount available for the Company’s cash incentive pool, and will determine the amount each independent director receives from the available cash incentive pool. The average independent director compensation from Board and committee fees during 2006 was $11,005. The performance non-stock cash incentive paid to each of the independent directors in 2007 for the Company’s 2006 financial performance was $9,000. The Company and its shareholders have previously approved the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan, and 600,000 shares, adjusted for the December 2006 stock split of Company stock, have been reserved for issue under this plan as independent director non-qualified stock options. The Committee establishes, at the beginning of the fiscal year, the financial benchmarks to be used in determining the quantity of independent director non-qualified stock options that will be issued to each director the following calendar year. Based on the market value of each option, the range of total market value of stock options issued to all independent directors as a group will be from 0% to 15% of total market value of all stock options granted to both employees and independent directors. The 2006 baseline financial performance benchmarks, after the cash incentive awards, were $0.64 earnings per average share and 10% return on average equity. If the Company exceeds the financial benchmarks, as established, the independent directors could receive a non-qualified stock option award, but the total market value of all stock option awards granted not exceed 20% of the fiscal year’s net income. Each independent director will receive the same number of non-qualified stock options. In February 2007 the Committee recommended and the Board approved the issuance of independent director non-qualified stock options, based on 2006 financial performance, to grant 9,000 shares of Company Stock at an exercise price of $15.24 per share, the closing stock price on March 1, 2007, to the Company’s independent directors. These non-qualified stock options have a grant date of March 1, 2007 and an expiration date of March 1, 2017. All independent director non-qualified stock options have a vesting period of 50% after the first anniversary date, 100% after the second anniversary date. The Committee does not support the timing of granting stock options with the release of material non-public information. Instead the Committee has chosen March 1st of each year as the grant date of stock options to eliminate any suspicion of timing the stock option grant date. The Committee has never, and has no plans to ever, time the stock option grant dates to the release of material non-public information for the purpose of affecting the value of executive compensation. The Company has recognized the compensation expense related to the shares subject to the awards.

DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	Non-Stock Incentive Plan Compensation	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)

B Kenneth Driver	$9,275	0	$3,240	$9,000	0	$21,515

Karl Fillauer	8,950	0	3,240	9,000	0	21,190

Nathaniel F. Hughes	8,400	0	0	0	0	8,400

Gregory B. Jones	8,400	0	0	0	0	8,400

Jerry D. Lee	8,400	0	0	0	0	8,400

Lawrence D. Levine	9,925	0	3,240	9,000	0	22,165

Frank S. McDonald	11,325	0	3,240	9,000	0	23,565

Doyce G. Payne, M.D.	11,575	0	3,240	9,000	0	23,815

G. Turner Smith	11,700	0	3,240	9,000	0	24,940

Wesley M. Welborn	12,800	0	3,240	9,000	0	25,040

Billy O. Wiggins	12,900	0	3,240	9,000	0	25,140

Marsha Yessick	10,600	0	3,240	9,000	0	22,840

——————

(1)

The value presented for stock options awarded to non-employee directors, under the “1996 Cornerstone Statutory and Non-statutory Stock Option Plan” which was approved by the shareholders in 1996 and the “2002 Long Term Incentive Plan” which was approved by the shareholders in 2002, is the grant date fair value of such awards.

The following table sets forth information with respect to the outstanding equity awards of the Company’s Board of Directors as of December 31, 2006.

OUTSTANDING DIRECTOR EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Options(1)	Option Exercise Price	Option Expiration Date
	(#)	($)
(a)	(b)	(c)	(d)

B Kenneth Driver	2,000	$5.438	3/01/2014
	1,000	9.225	3/01/2015
	4,000	13.250	3/01/2016

Karl Fillauer	2,000	$5.438	3/01/2014
	1,000	9.225	3/01/2015
	4,000	13.250	3/01/2016

Nathaniel F. Hughes	0	$0	0

Gregory B. Jones	0	0	0

Jerry D. Lee	0	0	0

Lawrence D. Levine	2,000	$5.438	3/01/2014
	1,000	9.225	3/01/2015
	4,000	13.250	3/01/2016

Frank S. McDonald	4,000	$13.250	3/01/2016

Doyce G. Payne, M.D.	2,000	$5.438	3/01/2014
	1,000	9.225	3/01/2015
	4,000	13.250	3/01/2016

G. Turner Smith	2,000	$5.438	3/01/2014
	1,000	9.225	3/01/2015
	4,000	13.250	3/01/2016

Wesley M. Welborn	4,000	$13.250	3/01/2016

Billy O. Wiggins	2,000	$5.438	3/01/2014
	1,000	9.225	3/01/2015
	4,000	13.250	3/01/2016

Marsha Yessick	2,000	$5.438	3/01/2014
	1,000	9.225	3/01/2015
	4,000	13.250	3/01/2016

——————

(1)

Non-qualified stock options are granted to independent directors at market price upon grant date, and are vested 50% after the first anniversary date and 100% after the second anniversary date. All unexercised stock options have been adjusted for the 2 for 1 stock splits of September 2004 and December 2006.

PERFORMANCE GRAPH

Set forth below is a graph comparing the yearly change in the cumulative total return of the Company’s common stock against the cumulative total return of the Russell 2000 and the NASDAQ Bank Index for the last five years. The graph assumes that the value of the investment in the Company’s common stock and in each index was $100.00 and that all dividends were re-invested.

Cornerstone Bancshares, Inc. Common Stock Performance
5-Year Cumulative Total Return Comparison
Cornerstone Bancshares, Inc., Russell 2000 and NASDAQ Bank Index

Assumes $100.00 invested on 12/31/2000, with re-investment of dividends

	2001	2002	2003	2004	2005	2006

Cornerstone Bancshares, Inc.	100.00	111.54	170.46	243.85	360.46	511.38
Russell 2000	100.00	79.52	117.09	138.55	144.86	171.47
NASDAQ Bank Index	100.00	92.21	124.25	138.12	141.31	163.30

The information provided under the heading “Performance Graph” above shall not be deemed to be soliciting material or to be filed with the SEC, or subject to Regulation 14A or 14C, other than as provided in applicable statutes and rules, or to liabilities of Section 18 of the Securities Exchange Act of 1934 and unless specific reference is made therein to such headings, shall not be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

THE COMPANY’S LONG-TERM EQUITY AND QUALIFIED RETIREMENT PLANS

401(k) Plan

The Company has a 401(k) plan covering employees meeting certain age requirements and service date requirements. The plan is structured such that employees can contribute to the plan on a tax-deductible basis and have their contributions invested in various investment funds offered under the plan. The plan permits, but does not require, the Company to make an employer matching contribution during the plan year. Employer contributions, which represent 100% of the first 6% of an employee’s salary contributed to the plan, totaled $195,445 in 2006.

Employee Stock Ownership Plan

The Company has an “Employee Stock Ownership Plan” (“ESOP”) to which the Company contributes 100% of the contribution toward purchasing the Company’s common stock, and allocating the contribution among the participants based on regulatory guidelines. The Company has set a maximum guideline of 9% of base pay, including cash incentive performance awards, as a maximum contribution limit. However, the Company will only provide a contribution to the ESOP when the Compensation Committee, upon approval of Board, recommends a Company contribution. The Company’s contribution is determined by the financial performance of the Company on a year-to-year basis, and the benchmarks are established by the Compensation Committee. Employer contributions are available to all employees who complete more than 1,000 hours of service per year. There are certain age and years-of-service requirements before contributions can be made for the benefit of the employee. The ESOP plan also provides for a three year 100% vesting requirement; therefore employees terminating employment before their third anniversary date will forfeit their accrued benefit under the ESOP. The forfeiture will be re-allocated among the remaining ESOP participants. The Company contributed $248,261 to the ESOP for 2006.

1996 Cornerstone Statutory and Non-statutory Stock Option Plan

The Company established the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan (the “Plan”) during 1996 as a long-term incentive for eligible employees and directors. The total number of shares that may be issued under the plan, as adjusted for the 2 for 1 stock split effective September 2004 and the 2 for 1 stock split effective December 2006, may not exceed 820,000. Of such shares, 220,000 may be incentive stock options and the remaining 600,000 shares of stock may be nonqualified stock options. The persons eligible to receive incentive stock options under the plan are key Company employees and officers selected by the Compensation Committee. Persons designated by the Compensation Committee who are eligible to receive nonqualified options need not be employees of the Company and generally will be non-management directors of the Company. The nonqualified stock options are issued at the market value of the Company’s stock and are exercisable upon issue. The term of all options issued under the Plan is for 10 years. As of December 31, 2006 there has been 218,400 incentive stock options issued with 1,600 incentive stock options available for issue. There are 168,800 incentive stock options exercisable, none unexercisable and 49,600 incentive stock options have been exercised. There have been 588,000 nonqualified stock options granted under the Plan with 12,000 non-management stock options available for issue. There are 22,500 nonqualified stock options exercisable, 44,500 un-exercisable and 521,000 nonqualified stock options have been exercised.

Cornerstone 2002 Long Term Incentive Plan

The Company established the 2002 Long Term Incentive Plan (the “Incentive Plan”) with shareholder approval in April 2002 as long-term incentive for eligible employees and directors. The total number of shares, as adjusted for the 2 for 1 stock splits effective September 2004 and December 2006, that may be issued under the Incentive Plan may not exceed 1,200,000. The Incentive Plan allows for the issuance of restricted stock, stock appreciation rights, performance awards, non-qualified stock options and incentive stock options. The persons eligible to receive grants under the Incentive Plan are key Company officers, employees and directors selected by the Compensation Committee. The incentive stock options are issued at the market value of the Company’s stock and are exercisable after two (2) years from issuance plus a three (3) year vesting period. The term of all grants are determined by the Compensation Committee, but will not exceed ten (10) years. As of December 31, 2006 there has been 507,100 incentive stock options granted only to Company employees under the Incentive Plan through December 31, 2006. There are 692,900 stock options available for issue with 6,780 incentive stock options exercised. There are 198,320 stock options exercisable and 302,000 unexercisable. There have not been any other stock awards granted under the Incentive Plan.

Cornerstone Bancshares, Inc. 2004 Non-Employee Director Compensation Plan

The Company’s Board of Directors established the 2004 Non-Employee Director Compensation Plan (the “Director Plan”) to provide to non-employee directors the option to receive all or part of their compensation for serving on the Board and on any committee of the Board in shares of common stock of the Company. The total number of shares that may be issued under the Director Plan may not exceed 80,000, as adjusted for the 2 for 1 stock splits effective September 2004 and December 2006. Shares of common stock received under the Director Plan will be issued within forty-five days of the end of the calendar quarter in which they were earned. The number of shares delivered pursuant to the Director Plan will equal the amount of the applicable director compensation divided by the average closing price of the common stock for the five trading days immediately preceding the date on which such director compensation was earned. There have not been any shares of Company common stock issued under the Director Plan.

Equity Compensation Plan Information as of December 31, 2006

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance

Equity compensation plans approved by security holders:	736,120	$6.23	706,500
Equity compensation plans not approved by security holders:	0	0.00	0
Total	736,120	$6.23	706,500

Employment Agreements

The Company has entered into “Executive Agreements” with three members of senior management: Gregory B. Jones, Chief Executive Officer and Chairman of the Board; Nathaniel F. Hughes, President and Chief Financial Officer and Jerry D. Lee, Executive Vice President and Senior Loan Officer. The original agreements were in effect for a period of three years and expired on March 2, 2002. The expiration date of each agreement has been extended until March 2, 2008.

Each agreement contains change-in-control provisions requiring a potential successor to negotiate with the employee as a condition to an acquisition. The final employment agreement between the successor entity and the employee must be for a period of at least two years with a similar compensation package. If the employee is terminated, he must receive all compensation due at that time plus two years base salary. In addition all unexercised incentive stock options will become 100% vested. If such termination payment is made to the employee, he will agree not to engage in any business or activity which is directly or indirectly in competition with the successor entity within the Chattanooga Standard Metropolitan Statistical Area for a period of one-year.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors held twelve meetings during 2006 and all of the directors attended at least 75% of the aggregate total number of meetings of the Board and meetings of the Board committees on which they served. The Company does not have a policy for director attendance at annual meetings. Of the twelve directors of the Board, the Board has determined that nine directors are independent under the requirements of Rule 10A-3 of the Securities Exchange Act of 1934. The Company has four standing committees: the Audit Committee, the Asset/Liability Management and Strategic Planning Committee, the Human Resource/Compensation Committee and the Nominating and Board Governance Committee. These committees advise on policy origination and plan administrative strategy and assure policy compliance through management reporting from areas under their supervision. These same four committees also serve the Company’s only bank subsidiary, Cornerstone Community Bank. In addition, the Bank has a Directors Loan Committee. The Company’s wholly owned subsidiary, Eagle Financial, Inc. (“Eagle”), has a Board of Directors of four (4) independent non-management directors and four (4) management directors. The Company’s Board selects the non-management directors from the Company’s independent directors.

The Audit Committee historically has recommended annually to the Board the accounting firm to be engaged as independent auditors for the Company for the next fiscal year and after the enactment of the Sarbanes-Oxley Act of 2002 now selects and engages the Company’s independent auditors. Pursuant to its Amended and Restated Audit Committee Charter, the Audit Committee, among other things, reviews financial statements, plans and reviews the results of internal auditing, financial reporting procedures, reports of regulatory authorities, compliance with internal controls required by the Federal Deposit Insurance Corporation Improvement Act and periodically reports to the Board. Mr. Smith, Mr. Levine, Dr. Payne and Mr. McDonald constitute the members of this Committee. This Committee held five meetings for the Company and the Bank during 2006.

The Asset/Liability Management and Strategic Planning Committee oversees and reviews the Company’s investment portfolio, risk management process, development and implementation of the Company’s strategic plan and interest risk positions. The members of this Committee are Mr. Driver, Mr. Welborn and Mr. Wiggins. This Committee held four meetings for the Company and the Bank during 2006.

The Human Resource/Compensation Committee makes recommendations to the Board with respect to the compensation of executive officers and employees of the Company and the Bank. The Company’s Human Resource/Compensation Committee administers the 401-(k) plan, the ESOP, the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan, the 2002 Long Term Incentive Plan and the 2004 Non-Employee Director Compensation Plan. In addition, the Human Resource/Compensation Committee oversees the Company’s employee benefit and salary administration functions. Mr. Fillauer, Mr. Levine, Mr. Smith and Ms. Yessick constitute the members of this Human Resource/Compensation Committee. This Human Resource/Compensation Committee held three meetings for the Company and the Bank during 2006.

The Nominating and Board Governance Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the Bank and the long-term interest of the Company’s shareholders. The Nominating and Board Governance Committee develops and maintains a list of potential candidates for the Board. In conducting this assessment, the Nominating and Board Governance Committee considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board, the Company and the Bank, to maintain a balance of knowledge, experience and capability. The Nominating and Board Governance Committee also reviews the performance and contribution of independent members of the Board and determines the need for any corporate officer to be considered a candidate for nomination. The Nominating and Board Governance Committee will not consider nominees for directors recommended by shareholders. The Nominating and Board Governance Committee has a charter approved by the Board annually. Each member of the Nominating and Board Governance Committee would be independent as required by Nasdaq or the New York Stock Exchange. Mr. Fillauer, Mr. Driver, Mr. Smith and Ms. Yessick constitute the members of the Nominating and Board Governance Committee. The Nominating and Board Governance Committee held one meeting in 2006.

Compensation of Directors

The directors of the Company are not compensated for their attendance at Board meetings or committee meetings. Company directors are eligible to receive an annual cash incentive award as compensation for their services on the Board if the Company meets certain financial performance goals set forth in the Company’s annual profit plan, as from time to time amended. These payments, if any, can be paid in cash or stock. The 2004 Non-Employee Director Compensation Plan provides the opportunity for director compensation paid by the Company to be in the form of Company common stock. Company non-management directors were compensated as a cash performance incentive of $9,000 each in 2006. Non-management Company directors are eligible to participate in the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan and the 2002 Long Term Incentive Plan. There were 1,000 non-qualified stock options granted March 1, 2007 to each Company non-management director. There were 2,000 non-qualified stock options approved and granted March 1, 2006 to each Company non-management director. These options were granted to non-management directors under the 1996 Cornerstone Statutory and Non-statutory Stock Option Plan. These options expire in ten years, were issued at the closing market price on the last trading day immediately prior to the option grant date and are vested 50% after the first anniversary date and 50% after the second anniversary date. (See “Director Compensation Table”)

The directors of the Company’s wholly owned subsidiary Bank, Cornerstone Community Bank, received $700 for each Board meeting of the Bank. Each non-management director received $200 for each Bank Audit Committee meeting attended. Each non-management director received $175 for all other committee meetings attended. The Chairperson of the Bank Audit Committee received $250 for each meeting attended. The Chairpersons of all other Bank committees received $200 for each meeting attended. Total director fees paid by the Bank for services rendered on behalf of the Bank in 2006 were $117,850.

The directors for the Company’s wholly owned subsidiary, Eagle Financial, Inc., received $400 for each Board meeting. Eagle held four Board meetings during 2006. There are no other fees or compensation earned for being on Eagle’s Board, and Eagle does not have any standing committees. Total director fees paid by the Company for services rendered on behalf of Eagle in 2006 were $6,400.

Code of Conduct

The Company has a code of conduct that applies to all employees and directors of the Company and Bank. The purpose of the code of conduct is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to: (1) promote honest and ethical conduct; (2) provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission and other public communications by the Company; (3) be in compliance with applicable governmental laws, rules and regulations; (4) promptly report any violations of the code of conduct; and, (5) establish accountability for adherence to the code of conduct. Each director is required to read and certify annually that he or she has read, understands and will comply with the code of conduct.

Under the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s related rules, the Company is required to disclose whether it has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company’s chief executive officer and senior financial officers are bound by the Company’s code of conduct which contains provisions consistent with the Securities and Exchange Commission’s description of a code of ethics.

Communications with Directors

Shareholders are encouraged to communicate with directors either in person or in writing at any time. Communications are not screened and written communications are passed on to the Board for their review and consideration. Written communications should be sent to Cornerstone Bancshares, Inc., Attention: Chairman of the Audit Committee, 5319 Highway 153, Chattanooga, Tennessee 37343.

AUDIT COMMITTEE REPORT

Identification of Members and Functions of Committee

The Audit Committee of the Company’s Board of Directors is currently comprised of four non-employee directors: (1) G. Turner Smith, (2) Lawrence D. Levine, (3) Doyce G. Payne, and (4) Frank S. McDonald. Each member of the Audit Committee is “independent” as defined by Rule 4200(a)(15) of the National Association of Securities Dealer, Inc.’s listing standards and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Securities and Exchange Act”). The Audit Committee does not have a “financial expert,” as defined in 17 CFR 229.401(e), because no director on the Board of Directors satisfies the criteria of a financial expert and the Company has not been able to find a suitable board member who is a financial expert.

Committee Charter

The Audit Committee and the Board has approved and adopted an Amended and Restated Audit Committee Charter for the Audit Committee. In accordance with the Audit Committee Charter, the Audit Committee assists the Board in fulfilling its responsibility for overseeing the accounting, auditing and financial reporting processes of the Company. The Audit Committee met five times in fiscal year 2006. Prior to the release of quarterly reports in fiscal year 2006, the Audit Committee or a member of the Audit Committee also reviewed and discussed the interim financial information contained therein with HLB.

Audit Fees

The aggregate fees billed for professional services rendered by HLB for the fiscal years ended December 31, 2005 and December 31, 2006 were:

Services	Fiscal Year	Amount

Audit Fees(1):	2005	$76,800
	2006	$82,820
Audit Related Fees(2):	2005	$19,103
	2006	$18,520
Tax Fees(3):	2005	$11,070
	2006	$9,300
All Other Fees(4):	2005	$1,000
	2006	$0

——————

(1)

Audit fees consist of services rendered for the audit of the annual financial statements, including required quarterly reviews, statutory and regulatory filings or engagements and services that generally only the auditor can reasonably be expected to provide.

(2)

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor.

(3)

Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.

(4)

All other fees are for services other than those in the previous categories such as permitted corporate finance assistance and permitted advisory services.

The Audit Committee’s pre-approval policies and procedures related to products and services provided by its principal accountants are set forth in the Company’s Amended and Restated Audit Committee Charter. In fiscal years 2005 and 2006, the Audit Fees, Audit Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

Auditor Independence

The Audit Committee received from HLB written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, describing all relationships between the auditors and the Company that might bear on the auditors’ independence, and discussed this information with HLB. The Audit Committee also reviewed and discussed with management and with HLB the quality and adequacy of the Company’s internal controls. The Audit Committee also reviewed with HLB and financial management of the Company the audit plans, audit scope and audit procedures. The discussions with HLB also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended. The Audit Committee has also considered, and concluded, that the provision of services by HLB described under the caption “All Other Fees” are compatible with maintaining the independence of HLB.

Review of Audited Financial Statements

The Audit Committee has reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2006 and has discussed the audited financial statements with management and with HLB. Based on all of the foregoing reviews and discussions with management and HLB, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, to be filed with the Securities and Exchange Commission.

The foregoing report is submitted by the Audit Committee, consisting of:

Doyce G. Payne, M.D.	Lawrence D. Levine	G. Turner Smith	Frank S. McDonald

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Various Company directors, executive officers and their affiliates, including corporations and firms of which they are officers or in which they and/or their families have an ownership interest, are customers of the Company and its subsidiary. These persons, corporations and firms have had transactions in the ordinary course of business with the Company and its subsidiary, including borrowings, all of which, in the opinion of management, were on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. The Company and its subsidiary expect to have such transactions on similar terms with directors, executive officers and their affiliates in the future. The aggregate amount of loans outstanding by Cornerstone Community Bank to directors, executive officers and related parties as of December 31, 2006 was approximately $751,496 which represented 1.96% of the Company’s consolidated shareholders’ equity on that date.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Under 16(a) of the Securities Exchange Act of 1934, as amended the directors and officers of the Company and any person who owns 10% or more of the Company’s Common Stock are required to report to the Securities and Exchange Commission (the “SEC”), within specified due dates, their initial beneficial ownership of the Company’s Common Stock and all subsequent changes to their beneficial ownership. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file in accordance with Section 16(a). Based solely on the Company’s review of these reports or on representations or information provided to the Company by the persons required to make such filings, the Company believes that all Section 16(a) filing requirements were complied with during the last fiscal year, with the exception of the following filings: (1) Nathaniel F. Hughes filed one late report on Form 4 on March 17, 2006, in which he reported one late transaction related to the grant on March 1, 2006 of stock options to acquire 6,500 shares of the Company’s Common Stock; (2) each of Gregory B. Jones and Jerry D. Lee filed one late report on Form 4 on March 17, 2006, in which each reported one late transaction related to the grant on March 1, 2006 of stock options to acquire 6,500 shares of the Company’s Common Stock; (3) Frank S. McDonald filed one late report on Form 4 on March 21, 2006, as amended by Form 4/A filed on February 22, 2007, in which he reported one late transaction related to the grant on March 1, 2006 of stock options to acquire 2,000 shares of the Company’s Common Stock; (4) Doyce G. Payne, M.D., filed one late report on Form 4 on March 21, 2006, in which he reported one late transaction related to the grant on March 1, 2006 of stock options to acquire 2,000 shares of the Company’s Common Stock; (5) Billy O. Wiggins filed one late report on Form 4 on April 13, 2006, in which he reported two late transactions related to (a) the grant on March 1, 2006 of stock options to acquire 2,000 shares of the Company’s Common Stock, and (b) the exercise on April 10, 2006 of stock options to acquire 20,000 shares of the Company’s Common Stock and the corresponding acquisition of such shares; (6) Karl Fillauer filed one late report on Form 4 on May 12, 2006, in which he reported one late transaction related to the grant on March 1, 2006 of stock options to acquire 2,000 shares of the Company’s Common Stock; (7) Lawrence D. Levine filed two late reports on Forms 4, which were filed (a) on May 15, 2006, reporting one late transaction related to the grant on March 1, 2006 of stock options to acquire 2,000 shares of the Company’s Common Stock, and (b) on August 29, 2006, reporting two late transactions related to the dispositions of 179 and 70 shares of the Company’s Common Stock on August 22, 2006 and August 23, 2006, respectively; (8) each of Kenneth B. Driver, Earl A. Marler, Jr. and Marsha Yessick filed one late report on Form 4 on May 17, 2006, in which each reported one late transaction related to the grant on March 1, 2006 of stock options to acquire 2,000 shares of the Company’s Common Stock; (9) Wesley Miller Welborn filed one late report on Form 4 on May 17, 2006, as amended by Form 4/A filed on February 22, 2007, in which he reported one late transaction related to the grant on March 1, 2006 of stock options to acquire 2,000 shares of the Company’s Common Stock; and (10) Turner Smith filed one late report on Form 4 on May 19, 2006, in which he reported one late transaction related to the grant on March 1, 2006 of stock options to acquire 2,000 shares of the Company’s Common Stock.

Shareholder Proposals for the 2008 Annual Meeting

Proposals of shareholders of the Company intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before November 17, 2007. Proposals received before the deadline will be included in the Company’s Proxy Statement and Proxy relating to the 2008 Annual Meeting of Shareholders. Only proper proposals which are timely received will be included in the Proxy Statement and Proxy.

Available Information

The Company is subject to the informational requirements of the Securities Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the Securities and Exchange Commission. Shareholders may inspect and copy such reports, proxy statements and other information at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission’s regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Shareholders may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. at prescribed rates. The Securities and Exchange Commission maintains a World Wide Web site on the internet at http://www.sec.gov that contains reports, proxies, information statements, registration statements and other information filed with the Securities and Exchange Commission through the EDGAR system.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K is being mailed with this proxy statement to each shareholder of record.